EXHIBIT 10.36




                          DIAGNOSTIC IMAGING SERVICES AGREEMENT
                                         FOR HMO

              This AGREEMENT entered into by and between CIGNA HealthCare, Inc., for itself and on behalf of its subsidiaries with each subsidiary delineated and identified in Exhibit A to this Agreement, (hereinafter, "CIGNA"), and Medicon, Inc., d/b/a MEDICON, an Illinois Corporation, (hereinafter "MEDICON").

              WHEREAS, CIGNA is a corporation organized under the laws of the State of Delaware and in the business of arranging for the provision of health care services pursuant to applicable federal and state laws, including the Health Maintenance Organization Act of 1973, as amended (42 U.S.C. Sec. 300e et seq.) and applicable laws and
                                       -------
          regulations of the various States, (collectively for the purposes of this Agreement, the "HMO Laws") to the persons enrolled in its prepaid health care plans or who participate in employer funded health plans administered by CIGNA (hereinafter collectively "Participants").

              WHEREAS, CIGNA has entered into arrangements with individual primary care and specialist physicians (hereinafter referred to as "Participating Physicians") to participate in CIGNA's health plan for the provision of health care services to Participants;

              WHEREAS, CIGNA has determined that it wishes to enter into this Agreement in order to arrange for the provision of diagnostic imaging services, as defined in Exhibit B attached;

              WHEREAS, MEDICON is in the business of providing or arranging for diagnostic imaging services through Participating Radiology Providers, (hereinafter referred to as "PRPs") generating resource management reports and providing other imaging management services; and

              WHEREAS, the parties to this Agreement desire to enter into and maintain an arrangement whereby MEDICON will provide and/or arrange for the provision of diagnostic imaging services for CIGNA, including but not limited to resource management reports, cost controls, credentialing, quality assurance programs, and assistance in physician utilization education, pursuant to the terms and conditions set forth herein.

              NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

          I.   DEFINITIONS
               The following terms shall have the following definitions when used throughout this Agreement:

               1.1 "Capitation" means the amount payable each month by CIGNA to MEDICON for imaging services and all administrative services for all Participants of CIGNA as of the first day of the month.

               1.2 "Capitation List" means the master list supplied by CIGNA to MEDICON and all sublists supplied by MEDICON to PRPs in conjunction with capitation payments listing the number of Participants assigned to PRPs.

               1.3 "Capitation Rate" means the amount per Participant per month paid by CIGNA to MEDICON for diagnostic imaging services and all administrative services.

               1.4 "Participant" means any individual, or eligible dependent of such individual, whether referred to as "Insured," Subscriber," "Member," "Participant, "Enrollee," "Dependent," or otherwise, who is eligible for Covered Services pursuant to a Service Agreement.

          1.5  "Commercial Participant" means any Participant as defined in
               1.4 above who is not covered by Medicare.

          1.6 "CIGNA 65" means any Participant as defined in 1.4 above who is covered by Medicare and is not part of a commercial plan.

          1.7 "Participating Physician" means any Primary Care Physician and/or Specialist Physician who has contracted with CIGNA to provide health care services to Participants.

          1.8 "Participating Radiology Provider" (PRP) means any provider in the Service area, who has contracted with MEDICON to provide diagnostic imaging services pursuant to this Agreement.

          1.9 "Primary Care Physician" (PCP) means, with respect to each Participant, the Participating Physician engaged in the practice of family practice, general medicine, internal medicine or pediatrics, and who is designated in accordance with CIGNA policies, as the Physician having primary responsibility for coordinating such Participant's medical care, providing initial and primary care to Participants, maintaining the continuity of such Participant's care and initiating referral for specialists care.

          1.10 "Imaging Services" means diagnostic imaging services covered by this Agreement described in Exhibit B and including but not limited to magnetic resonance imaging, computed tomography, fluoroscopy, mammography, nuclear medicine, ultrasound and flat studies.

          1.11 "Referral Form" means either the form completed by the Primary Care Physician or other Participating Physician evidencing referral of the Participant to the PRP, or telephonic transmission thereof.




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




               1.12 "Service Area" means that geographical area in which CIGNA has been authorized by either the Department of Insurance or the Department of Health, or both, to conduct operations.

          II.  OBLIGATIONS OF MEDICON

               2.1 MEDICON shall arrange for the provision of diagnostic imaging services to Participants through the establishment and maintenance of a network of PRPs. Said network shall be established and maintained during the term of this Agreement in a manner such that average travel time by automobile from any Participant's Primary Care Physician office in the service area to the site where imaging services are to be rendered shall in urban settings be as follows:

                    In rural areas average travel time shall be reasonable and as agreed upon between the parties. Further, said network shall be established and maintained in a manner such that PRPs have service capacity to schedule all examinations to be performed, whenever possible, within 24 hours after order, provided however, that this time period falls on a normal and customary business day. If the twenty-four hour period falls on a Sunday or legal holiday, then the examination shall be performed no later than twenty-four hours after the first normal and customary business day following the Sunday or legal holiday.

               2.2 MEDICON shall require PRPs to provide MEDICON with either Health Care Financing Administration Form 1500 or Uniform Billing Form (UB82), or with information equivalent to these forms. Additionally, and in all cases, MEDICON shall require PRP to provide MEDICON with an Indication For Examination as given by the referring physician, Referral Form, if applicable, and including the Radiology Report.

               MEDICON shall make information available in a written report provided quarterly to both CIGNA and the respective PRPs, with data organized by PRP, referring physician, and procedure codes
               (including but not limited to                 in a format and
               with such other information as is mutually agreed upon by the parties hereto, such agreement not to be unreasonably withheld. Such report shall be sent by MEDICON to CIGNA no later than ninety (90) days after receipt of all necessary documentation in completed form.

          2.3 MEDICON shall establish, implement and maintain an imaging services quality assessment program meeting all NCQA standards applicable to PRPs in consultation with CIGNA. MEDICON will report results of the above program to CIGNA based on a schedule agreed upon by the parties. MEDICON will reserve the right in all contracts executed by PRPs to, from time to time, audit quality assurance data reported by PRPs to verify data accuracy, and shall conduct such audits.

          2.4 MEDICON shall, after consultation, in coordination with and with the prior approval of the CIGNA medical director his/her designee, consult with all Participating Physicians found to have for the purpose of enhancing efficiency and cost
               effectiveness in the delivery of imaging services. Such consultation shall begin sometime during the second half of the first year of this Agreement and shall be conducted by MEDICON physicians at MEDICON's sole expense. Scheduling shall be at times mutually agreed upon by CIGNA and MEDICON. The purpose shall be to educate the CIGNA





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




               medical director or his/her designee in the consultation process. Thereafter, CIGNA and MEDICON shall jointly conduct such consultation provided, however, that MEDICON additionally expressly agrees to further cooperate in this consultation process, by making MEDICON physicians available by telephone and/or through written correspondence to CIGNA and PRPs to review, discuss and/or make determinations regarding utilization of imaging services by Participating Physicians. MEDICON expressly grants permission to CIGNA to access and use all information developed by MEDICON for consultation in this regard.

          2.5 MEDICON shall maintain a toll-free telephone number for Participating Physicians and PRPs to make inquiries or complaints to MEDICON regarding any matters related to the imaging services agreed to hereunder. MEDICON shall document all such inquiries and complaints in writing and make same available monthly. MEDICON shall promptly respond to and resolve all such inquiries and complaints.

          2.6 MEDICON shall cooperate with and assist CIGNA in the performances of the terms and conditions agreed to herein, including but not limited to the preparation of any and all informational material reasonably necessary to fulfill its obligations hereunder.

          2.7 MEDICON shall be bound by and comply with the provisions of all applicable HMO Laws.

          2.8 MEDICON shall not engage in any conduct having the purpose of or which has the effect of discriminating or differentiating in the rendering of imaging services to Participants. MEDICON shall ensure that Participants of CIGNA shall receive equal treatment with other patients and that Participants' rights as patients shall be protected.






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




          2.9 MEDICON shall receive all claims for the professional component of inpatient diagnostic imaging services as well as all claims for emergency room diagnostic imaging which CIGNA desires to eventually cover under capitation in order to assist in establishing a capitation rate. This process shall continue for a period of not less than six (6) months and not to exceed one (1) year. MEDICON will return said claims to CIGNA for processing and payment after effecting an analysis to help in the establishment of an agreed upon capitation rate. Claims will be forwarded as follows:

                         1st month - within five (5) working days
                         2nd month - within four (4) working days
                         3rd month and after - within three (3) working days

               No additional fee shall be paid to MEDICON during this initial data collecting phase.

          2.10 MEDICON will be responsible for paying all claims for covered services provided by providers not in the CIGNA/MEDICON network. CIGNA will use its best efforts to support MEDICON in its attempt to reduce the number and dollar amounts of these claims by agreeing to send a letter, to be approved by CIGNA, on CIGNA letterhead indicating that after the implementation date non-participating facilities should not serve CIGNA patients for the covered services and should not bill the patient, CIGNA or MEDICON. Further, CIGNA will, within reasonable limits, assist MEDICON in informing referring Primary Care Physicians not to send patients to facilities other than those which are part of the CIGNA/MEDICON network except in such cases where approval of an exception has been obtained in advance from MEDICON.





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




          III. COMPENSATION

               3.1 CIGNA shall pay MEDICON the capitation rate for diagnostic imaging services and administrative services for each separate subsidiary as set forth in Exhibit C on a monthly basis to be received by MEDICON between the 8th and 10th business day of each month based on a monthly Capitation List to be provided to MEDICON also by the 8-10th business day of each month. The first payment due MEDICON under this Agreement shall be made by the 8th to 10th business day following the initial implementation date. Debits and credits for each Participant retroactively added or deleted shall be reflected in the capitation payment within three
                    (3) months of CIGNA receiving knowledge of said deletion or addition. Such additions and deletions will be indicated as separate line items.

               3.2 Although CIGNA is ultimately responsible for the payment of all covered services on behalf of its Participants, MEDICON shall be solely and exclusively responsible for the provision of all payments due for imaging services agreed to hereunder, except for services not covered by CIGNA, Participant co-payments or deductibles. MEDICON agrees that MEDICON, PRPs or their successors, legal representatives, assignees or subcontractors shall in no event, including but not limited to nonpayment by MEDICON of amounts due PRPs under this Agreement, the insolvency of MEDICON or any breach of this Agreement by MEDICON, or upon the insolvency of CIGNA, have a right to seek any kind of payment from, bill, charge, collect a deposit from, or have any recourse against the Participant, persons acting on the Participant's behalf, the employer or group contract holder for services arranged pursuant to this Agreement. Excepted from this provision are the payment of Participant co-payments or deductibles or fees for services not covered by CIGNA, as determined in CIGNA's sole and exclusive discretion. The requirements of this clause shall survive any termination of this Agreement or the agreements between MEDICON and PRPs for services rendered prior to such termination regardless of the cause of such termination. Participants, persons acting on the Participant's behalf (other than CIGNA) and the employer or group contract holder shall be third party beneficiaries of this clause. This clause supersedes any oral or written agreement now existing or hereafter entered into between PRPs and Participants, persons acting on Participants' behalf (other than CIGNA) and the employer or group contract holder.

          IV. REPRESENTATIONS AND WARRANTIES

              4.1 MEDICON warrants that it has the power and authority to enter into this Agreement, is and shall continue to be in compliance with all applicable local, state and federal laws relating to the provision of imaging services and performance of all its obligations hereunder during the term of this Agreement.

              4.2 MEDICON warrants that it will arrange for operations at convenient and accessible sites and, during the term any renewal term of this Agreement, shall continue to maintain operations in sites which shall be sufficient to provide imaging services pursuant to the provisions set forth herein. MEDICON shall give CIGNA notice of any changes, modifications or closing of operations at any of such sites within 10 days of such change, modification or closing and the reason(s) therefor.

              4.3 MEDICON warrants that it shall obtain written agreements with all PRPs, and such PRPs and all employees of such PRPs shall hold all required authority, licenses and/or certifications during the term of this Agreement and shall perform imaging services in accordance with generally accepted medical policies and procedures. If a PRP or any of its radiology professionals, herein defined to include both professional and technical staff members, engages in any conduct or commits an act for which any professional organization imposes disciplinary action or for which such license, certification or authority is revoked or suspended, CIGNA in its sole and exclusive discretion, may (a) require MEDICON to terminate its agreements with such PRP immediately, if the sanction is directed at the PRP or (b) require that the PRP terminate the member of the professional staff against whom the sanction is directed. MEDICON shall notify CIGNA of any disciplinary action affecting any such license, certification or authority within twenty-four hours after the time that MEDICON is made aware of such action.

          V.   INSPECTION OF RECORDS

               5.1 MEDICON and CIGNA agree that all Participant medical records shall be treated as confidential so as to comply with all applicable state, federal and local laws. CIGNA, however, shall have the right upon request, to inspect, during normal business hours, any accounting, administrative, and medical reports maintained by MEDICON pertaining to CIGNA, its Participants and/or MEDICON's performance hereunder provided, however, that MEDICON shall not be required to disclose the medical records of any Participant without the consent of Participant or Participant's authorized representative. The Participant's signed Enrollment Application form used by CIGNA shall be deemed sufficient consent.

          VI. INSURANCE

               6.1 MEDICON shall at its own expense procure and maintain a policy of professional liability insurance as shall be necessary to insure it and its employees and agents against any claim or claims for damages arising by reason of personal injury or death occasioned, directly or indirectly, in connection with the




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




               performance of services hereunder. The limit of liability coverage shall not be less than one (1) million ($1,000,000) dollars per claim and three (3) million ($3,000,000) dollars in the aggregate. Memorandum copies of such policies shall be made available and delivered to CIGNA upon request. MEDICON shall give CIGNA at least fifteen (15) days' advance written notice of the cancellation of such policy or any material modification of such policy.

    VII.  TERM AND TERMINATION

          7.1 This Agreement shall become effective at 12:01 a.m. on November 1, 1993, and shall continue in effect for five (5) years from the effective date hereof and thereafter shall continue in effect for additional five year periods unless earlier terminated as otherwise provided in this Agreement or pursuant to the following provisions. After a period of two (2) years has elapsed, this Agreement may be terminated without cause by either party hereto in its sole and exclusive discretion by providing the other party with ninety (90) days' written notice of such election to terminate, with termination effective on the last day of the month coincident with or next following expiration of said ninety (90) days period.

          7.2 This Agreement may be terminated for cause by either party for breach of any material terms, condition or provision of this Agreement, including but not limited to non-payment of capitation by MEDICON to PRPs, after thirty (30) days' advance written notice to the other party provided that the breaching party shall have said thirty (30) days to correct or cure such breach (or, if such breach is not curable within said thirty (30) days, then to take affirmative and bona fide action to commence to correct or cure provided that such breach must be corrected or cured within ninety (90) days of receipt of such written notice). If the breaching party fails or refuses to take or commence such corrective or curing action within said thirty (30) days, then the non-breaching party may elect to terminate effective on the last day of the month coincident with or next following expiration of sic (6) months from date of original notice. The remedy herein provided shall not be exclusive of, but shall be in addition to any other remedy available at law or in equity to the non-breaching party.

               7.3 Either party may elect to terminate this Agreement immediately upon written notice to the other party in the event that the other party becomes insolvent, voluntarily files for bankruptcy or reorganization, or makes a general assignment for the benefit of creditors or if bankruptcy proceedings are commenced against such party.

               7.4 If healthcare reform legislation is promulgated by either the Federal Government or any of the several states so as to render this Agreement illegal, either party may effect termination by providing the other party with ninety (90) days' written notice of such intent to terminate.

          VIII. MISCELLANEOUS PROVISIONS

               8.1 Waiver - the waiver by any party of a breach or violation of any provision of this Agreement or the failure or delay by either party to exercise any of its rights, powers, or remedies hereunder shall not operate as nor be construed to be a waiver of any subsequent breach or violation hereof or of any future right, power or remedy.

               8.2 HMO Law - This Agreement shall be subject to all applicable state and Federal laws and regulations. The invalidity or unenforceability of any term or provision hereof shall in no way






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




                affect the validity or enforceability of any other term or provision and shall be deemed stricken.

           8.3 Assignment - This Agreement shall not be assigned, delegated, or transferred by any party without the written consent of the other party hereto, such consent not to be unreasonably withheld. An assignment to, or a merger of any party with, a parent, subsidiary, or affiliate company shall not be deemed an assignment, delegation, or transfer for purposes of this Agreement.

          8.4   Independent Contractors--It is understood that CIGNA,
                MEDICON and each of the PRPs are independent contractors with respect to each and to all and engage in the operation of their own respective businesses or professions. Based upon this Agreement, none is, nor is to be considered as the agent, representative or employee of the other for any purposes whatsoever and none has authority to enter into contracts or assume any obligations for the others or make any warranty(ies) or representation(s) on behalf of the other(s). Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between or among CIGNA, MEDICON and any of the PRPs.

          8.5 Governing Law - This Agreement shall be subject to and controlled by the laws of the State of Connecticut.

          8.6 Force Majeure - CIGNA and MEDICON agree that, anything in this Agreement to the contrary notwithstanding, CIGNA, MEDICON or any of the PRPs shall be excused, discharged and released from performance to the extent such performance is limited, delayed or prevented in whole or in part for any reason whatever not reasonably within the control of the affected party, including but not limited to any acts of God, war, invasion, acts of foreign enemy, hostilities (whether war be declared or not),






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




               any strike and/or industrial dispute, work stoppage, embargo or ban, suppliers' delays, transportation delays or by any law, regulation, order, or other action by any authority. The foregoing shall not be considered to be a waiver of either party's obligations under this Agreement, and as soon as such occurrence or occurrences cease the party affected thereby shall promptly fulfill its obligations under this Agreement.

          8.7 Notice - Any notice required to be given pursuant to the terms and provisions hereof, shall be in writing, and shall be deemed given on the date received and shall be delivered in person, transmitted by facsimile, or sent by certified mail, return receipt requested, postage prepaid to CIGNA at:

               CIGNA
               900 Cottage Grove Road A136
               Bloomfield, Connecticut 06152

               ATTN: Lynne M. Fletcher
                     Director, Network Development and
                     Contracting

               and to MEDICON at:

               MEDICON
               40 Skokie Boulevard - Suite 500
               Northbrook, Illinois 60062

               ATTN: Lawrence Rubinstein
                     Executive Vice President

               or at such other address as any party hereto shall designate by like notice to the other party.




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




               8.8 Symbols and Trademark - MEDICON agrees that CIGNA may list each PRP's name, address, telephone number, specialty, board certification, hospital affiliation and hours of operation in literature distributed to existing or potential Participants, participating Providers and Payors. CIGNA agrees that, during the term of this Agreement and the term of the Provider Agreement between MEDICON and the PRPs, PRPs may designate and make public reference to their status as a CIGNA PRP. MEDICON may use the name of CIGNA or its trademark, in service promotions or advertising, and communications with providers or prospective providers upon the consent of CIGNA

               8.9 Headings and Captions - The headings and captions used in this Agreement are for the convenience of the parties and shall not be used in the construction or interpretation of this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year written below.

          MEDICON                               CIGNA



          By: /s/ Lawrence Rubenstein           By: /s/

          Title: Exec. V.P. & General Counsel   Title: Director

          Date: OCT. 26, 1993                   Date: 26th October 1993

                                        EXHIBIT A

                            CIGNA HEALTHCARE OF OKLAHOMA, INC.

                                       EXHIBIT B-1

                           COVERED DIAGNOSTIC IMAGING SERVICES

          Diagnostic Imaging Services including plain film radiography, mammography, ultrasound, nuclear medicine, fluoroscopy, computed tomography, magnetic resonance imaging, and non-invasive vascular studies constitute Services pursuant to this Agreement. Such Services are described in the 70000 and 90000 series procedure codes in the Physicians' Current Procedural Terminology reference (CPT Codes).
          ------------------------------------------
          Also covered by this Agreement are those services performed in conjunction with a covered procedure and billed with a CPT Code other than those listed below:

          DIAGNOSTIC RADIOLOGY

          Head & Neck                        Urinary Tract
          -----------                        -------------
          70010 - 70553                      74400 - 74485

          Chest                              Gyne & OB
          -----                              ---------
          71010 - 71550                      74710 - 74775

          Shine & Pelvis                     Heart
          -------------                      -----
          72010 - 72295                      75500 - 75552

          Upper Extremities                  Aorta & Arteries
          -----------------                  ----------------
          73000 - 73221                      75600 - 75790

          Lower Extremities                  Veins & Lymphatics
          -----------------                  ------------------
          73500 - 73721                      75801 - 75893

          Abdomen                            Transcatheter & Biopsy
          -------                            ----------------------
          74000 - 74181                      75894-75989

          GI Tract                           Transluminal Atherectomy
          --------                           ------------------------
          74210 - 74363                      75992 - 75996


                                             Miscellaneous
                                             --------------
                                             76000 - 76365
                                             76375 - 76499

                                              DIAGNOSTIC
          DIAGNOSTIC ULTRASOUND               NUCLEAR MEDICINE


          Head & Neck                         Endocrine System
          ------------                        ----------------
          76506 - 76536                       78000 - 78099

          Chest                               Hematopoietic.
          -----                               --------------
          76604 - 76645                       Reticuloendothelial
                                              -------------------
                                              and Lymphatic System
                                              --------------------
          Abdomen & Retroperitoneum           78102 - 78199
          -------------------------
          76700 - 76778
                                              GI System
          Spinal Canal                        ---------
          ------------                        78201 - 78299
          76800
                                              Musculoskeletal System
                                              ----------------------
          Pelvis                              78300 - 78320
          ------
          76805 - 76857                       78399

          Genitalia                           Cardiovascular System
          ---------                           ---------------------
          76870 - 76872                       78414 - 78499

          Extremities                         Respiratory System
          -----------                         ------------------
          76880                               78580 - 78599

          Guidance Procedures                 Nervous System
          -------------------                 --------------
          76930- 76948                        78600 - 78699

          Miscellaneous                       Genitourinary System
          -------------                       --------------------
          76970 - 76999                       78700 - 78799

                                              Miscellaneous
                                              --------------
                                              78800 - 78999

                         NON-INVASIVE VASCULAR DIAGNOSTIC STUDIES




       Cerebrovascular Arterial Studies       Extremity Arterial Studies
       --------------------------------       --------------------------
                 93875 - 93888                       93920 - 93931




       Extremity Venous Studies          Visceral and Penile Vascular Studies
       ------------------------          ------------------------------------
               93965 - 93971                        93975 - 93981











          The above list of codes from the 1993 Physicians' Current Procedures
                                                 -----------------------------
          Terminology is included only for guidance in the description of
          -----------
          services as defined above and is subject to automatic change in accordance with any subsequent revision of the CPT codes.

                                       EXHIBIT B-2

                         NOT COVERED DIAGNOSTIC IMAGING SERVICES

          Diagnostic Imaging Services including nuclear medicine therapy and radiation oncology when performed on an outpatient basis are excluded from this Agreement. Such Services are described in the 70000 series procedure codes in the Physicians' Current Procedural Terminology
                                 ------------------------------------------
          reference.

          DIAGNOSTIC RADIOLOGY

          Miscellaneous                      Hyperthermia
          -------------                      ------------
          76370                              77600 - 77615

          DIAGNOSTIC ULTRASOUND              Clinical Intracavitary
                                             ----------------------
                                             Hyperthermia
                                             ------------
          Guidance Procedures                77620
          -------------------
          76950 - 76960
                                             Clinical Brachytherapy
                                             ----------------------
          RADIATION ONCOLOGY                 77750 - 77799

          Clinical Treatment Planning
          ---------------------------
          77261 - 77299                      NUCLEAR MEDICINE

          Medical Radiation Physics          Musculoskeletal System
          --------------------------         -----------------------
          Dosimetry Treatment Devices        78350 - 78351
          ----------------------------
          and Special Services
          --------------------               Therapeutic
          77300- 77399                       -----------
                                             79000 - 79999
          Radiation Treatment Delivery
          ----------------------------
          77401 - 77417

          Clinical Treatment Management
          ------------------------------
          7742O - 77499


          The above list of codes  from the 1993 Physicians' Current Procedural
                                                 ------------------------------
          Terminology is included only for guidance in the description of
          -----------
          services as defined above and is subject to automatic change in accordance with any subsequent revision of the CPT codes.

                                        EXHIBIT C

                                       COMPENSATION

                            CIGNA HEALTHCARE OF OKLAHOMA, INC.

           This agreement with CIGNA HealthCare of Oklahoma, Inc. shall be effective December 1, 1993, and in accordance with terms and conditions of paragraph 7.1.

           CIGNA will compensate MEDICON on a capitation basis for outpatient services to its Participants rendered by providers under contract to MEDICON according to the following schedule.

           The reserve shall be maintained in a segregated, interest-bearing account with all interest accruing to and held in the account.

           For all years in which this Agreement is in effect, it is understood that the capitation rates quoted on a fixed per Participant per month basis include an amount to be retained by MEDICON as compensation for the administrative services which it renders in connection with this Agreement.

           MEDICON                            CIGNA HealthCare of Oklahoma, Inc.

           By: /s/ Lawrence Rubenstein        By: /s/

           Title: Exec. V.P. General Counsel  Title: Director of Medical
                                                     Economics

           Date: November 9, 1993             Date:    11/10/93